Exhibit 21

SUBSIDIARIES OF ORIENT-EXPRESS HOTELS LTD.

Jurisdiction of Organization

80 Westcliff (Pty) Ltd.	South Africa
Cupecoy Village Real Estate NV	St. Maarten
Cupecoy Village Development NV	St. Maarten
Game Viewers (Pty) Ltd.	Botswana
Game Trackers (Pty) Ltd. (subsidiary of Game Viewers (Pty) Ltd.)	Botswana
Global Marketing Ltd.	Bermuda
Grupo Conceptos S.A.	B.V.I.
Spa Residential S.A. de C.V. (subsidiary of Grupo Conceptos S.A.)	Mexico
Haggerton Holdings Ltd	Cyprus
Hosia Company Ltd.	Hong Kong
Subsidiaries of Hosia Company Ltd.
Khmer Angkor Hotel Company Ltd.	Cambodia
PRA-FMI Pansea Hotel Development Company Ltd.	Myanmar
PT. Bali Resort and Leisure Company Ltd.	Indonesia
Samui Island Resort Company Ltd.	Thailand
Societe Hoteliere de Phou Vao Ltd.	Laos
La Cabana de Buenos Aires S.A.	Argentina
La Residencia Ltd.	U.K.
Son Moragues S.A. (subsidiary of La Residencia Ltd.)	Spain
La Samanna S.A.S.	France
Leisure Holdings Asia Ltd.	Bermuda
Subsidiaries of Leisure Holdings Asia Ltd.
Myanmar Hotels and Cruises Ltd.	Myanmar
Vessel Holdings 2 Ltd.	Bermuda
Lilianfels Hotel Ltd.	Bermuda
Lilianfels Blue Mountain Pty. Ltd. (subsidiary of Lilianfels Hotel Ltd.)	Australia
Luxury Waterway Cruises Ltd.	Bermuda
Miraflores Ventures Ltd.	B.V.I.
Plan Costa Maya S.A. de C.V. (subsidiary of Miraflores Ventures Ltd.)	Mexico
Mount Nelson Hotel Ltd.	U.K.
MPP S.A.	Peru
Inversiones Malecon de la Reserva S.A. (subsidiary of MPP S.A.)	Peru
Observatory Hotel Ltd.	Bermuda
Observatory Hotel Pty. Ltd. (subsidiary of Observatory Hotel Ltd.)	Australia
O.E. Interactive Ltd.	Bermuda
OEH Inmobiliaria S.A. de C.V.	Mexico
OEH Oxford Ltd.	Bermuda
OEH Peru Ltd.	Bermuda
OEH Spain Ltd.	Bermuda
Nomis Mallorcan Investments S.A. (subsidiary of OEH Spain Ltd.)	Spain
Orient-Express Holdings 1 Ltd.	Bermuda

Orient-Express Hotels Inc.	Delaware
Subsidiaries of Orient-Express Hotels Inc.
‘21’ Club Properties Inc.	Delaware
‘21’ Club Inc. (subsidiary of ‘21’ Club Properties Inc.)	New York
Charleston Place Holdings Inc.	Delaware
El Encanto Inc.	Delaware
Mountbay Holdings Inc.	Delaware
Subsidiaries of Mountbay Holdings Inc.
Inn at Perry Cabin Inc.	Maryland
Keswick Hall Inc.	Virginia
Keswick Corporation	Virginia
Orient-Express Louisiana Inc.	Delaware
Orient-Express Services Inc.	Delaware
Subsidiaries of Orient-Express Services Inc.
Keswick Golf Club Inc.	Virginia
Keswick Club Inc. (subsidiary of Keswick Golf Club Inc.)	Virginia
Luxury Reservation Services Inc.	Delaware
Venice Simplon-Orient-Express Inc.	Delaware
Orient-Express Travel Inc. (subsidiary of Venice Simplon-Orient-Express Inc.)	Delaware
Windsor Court Hotel Inc	Delaware
Orient-Express Luxembourg Finance S.a.r.l.	Luxembourg
Orient-Express Luxembourg Holdings S.a.r.l.	Luxembourg
Subsidiaries of Orient-Express Luxembourg Holdings S.a.r.l.
Blanc Restaurants Ltd.	U.K.
Collection Venice Simplon-Orient-Express Ltd.	U.K.
Hotelapa Investimento Hoteliero S.A.	Portugal
Reids Hoteis Lda.	Portugal
Island Hotel (Madeira) Ltd. (subsidiary of Reids Hoteis Lda.)	U.K.
Venice Simplon-Orient-Express Ltd.	U.K.
Subsidiaries of Venice Simplon-Orient-Express Ltd.
Great Scottish & Western Railway Holdings Ltd.	U.K.
The Great Scottish & Western Railway Company Ltd. (subsidiary of Great Scottish & Western Railway Holdings Ltd.)	U.K.
Northern Belle Ltd.	U.K.
Venice Simplon-Orient-Express Deutschland G.m.b.H.	Germany
Venice Simplon-Orient-Express Voyages S.A.	France
Orient-Express Hotels Italia S.r.l.	Italy
Subsidiaries of Orient-Express Hotels Italia S.r.l.
Bora Bora Lagoon Resort S.A.	Fr. Polynesia
Byblos S.r.l.	Italy
Hotel Cipriani S.r.l.	Italy
Subsidiaries of Hotel Cipriani S.r.l.
Venice Simplon-Orient-Express Servizi S.r.l.	Italy
Hotel Splendido S.r.l.	Italy
Societe de la Cite S.A. (subsidiary of Hotel Splendido S.r.l.)	France
Villa San Michele S.r.l.	Italy
Orient-Express Hungary Kft	Hungary
Phoenix Argente SAS	France
Orient-Express Hotels U.K. Ltd.	U.K.
Subsidiaries of Orient-Express Hotels U.K. Ltd.

European Cruises Ltd.	U.K.
Crosieres Orex S.A. (subsidiary of European Cruises Ltd.)	France
Horatio Properties Ltd.	U.K.
Orient-Express Services Ltd.	U.K.
Orient-Express Hotels Properties Ltd.	Bermuda
Subsidiaries of Orient-Express Hotels Properties Ltd.
Compania Hoteis Palace	Brazil
Orient-Express Hotels Brasil S.A.	Brazil
Orient-Express Spanish Holdings S.L.	Spain
Peru Rail Ltd.	Bermuda
Viewgrove Holdings Ltd.	Cyprus
LLC Europe Hotel (subsidiary of Viewgrove Holdings Ltd.)	Russia
Windsor New Orleans Properties Ltd.	Bermuda
Windsor Great Park Inc. (subsidiary of Windsor New Orleans Properties Ltd.)	Delaware
Windsor Court Hotel L.P. (subsidiary of Windsor Great Park Inc.)	Delaware